Exhibit 10.27

                              REDEMPTION AGREEMENT


     This Agreement is made November 1, 1996 by and between DEBORA BAINBRIDGE PHILLIPS (the "Seller") and SPECTRUM NATURALS, INC., a California corporation (the "Corporation").

                                    RECITALS:
                                    --------

     WHEREAS Seller is the owner of a 50% interest in all of the outstanding shares of Corporation by virtue of her community property interest in said shares with the sole shareholder of record of the Corporation, JETHREN PHILLIPS; and

     WHEREAS FURTHER such 50% interest comprises 5,000 shares of the common stock of the Corporation: and

     WHEREAS FURTHER Seller desires to sell all of her shares in the Corporation and the Corporation desires to buy all of her shares in the Corporation and the Corporation desires to purchase upon the terms hereinafter set forth.

     The parties therefore agree as follows:

     1. Purchase Price. The Seller hereby sells and delivers to the Corporation and the Corporation hereby purchases from Seller, 5,000 shares of common stock of the Corporation for the sum of $1,621,716.00, subject to adjustment as hereinafter provided in this Agreement.

     2. Manner of Payment. Corporation shall pay the Seller for her shares by delivering to the Seller, at Closing, a Promissory Note made by the Corporation, and dated as of the Closing Date, in the form of Exhibit "A" attached hereto and by this reference incorporated herein. Without limiting the foregoing, said Promissory Note shall have a principal balance of $1,621,716.00 and shall bear interest at the rate of 7.8167% per annum for the first six months, 8% per annum for the next eighteen months, 10% for years 3 and 4, and 12% for years 5

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and 6 and shall call for monthly payments of interest only on the principal balance from time to time outstanding. Principal shall be paid as follows:

     Two years from Closing Date - $621,716

     Three years from Closing Date - S250,000.00

     Four years from Closing Date - $250,000.00

     Five years from Closing Date - $250,000.00

     Six years from Closing Date - S250,000.00 at which time all sums are due.

     Said Note shall further contain a late penalty of 1% of any payment not made within 5 days of its due date. There shall be no pre-payment penalty. Said Promissory Note shall be personally guaranteed by Jethren Phillips in a form substantially similar to Exhibit "A-1" attached hereto.

     3. Security for the Promissory Note.

     The Promissory Note shall be secured by a co1lateral assignment of a life insurance policy on the life of Jethren Phillips in an amount not less than 110 percent of the principal balance of the Promissory Note from time to time outstanding, which collateral assignment shall provide that the full proceeds thereof shall be applied, at the option of Payee, to satisfaction Of said Promissory Note. Any such policy shall provide for 30 days prior written notice to assignee before cancellation or material change in coverage.

     As further security for the payment of the Promissory Note referred to in paragraph 2 the corporation, at Closing shall deposit with Belden, Abbey, Weitzenberg & Kelly as agent for Seller, all of the shares of the Corporation purchased hereunder, duly endorsed in blank for transfer. Corporation, at Closing, shall execute a Security/Pledge Agreement in the form of Exhibit "B" attached hereto and by this reference incorporated herein, which shall provide, among other things, that if the Corporation defaults in the payment of any sums due under the Promissory Note and such default continues unremedied beyond any

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cure provided for in said Promissory Note or Security Agreement, then the shares may, at Seller's request, be sold at public or private sale in accordance with the provisions of the California Commercial Code. The Security Agreement shall provide that so long as there is no default under the terms of the Promissory Note or Security Agreement. 1/3 of the pledged stock shall be released after the $250,000 payment due 4 years from date and 1/3 following the $250,000 payment due 5 years from date, with all shares released upon payment in full of the Promissory Note.

     So long as the Corporation is not in default under this Agreement or the promissory note, it shall exercise and enjoy all of the rights accruing from the ownership of the shares. Notwithstanding the foregoing, so long as any such Promissory Note is unpaid, the Corporation shall not issue any new or additional shares, except as provided for in this Agreement, incur any indebtedness, except in the regular course of business, or make any dividend or other distributions to its shareholders if the net worth of the Corporation after such distribution or dividend would be less than 90% of the net worth as shown on, the financial statements of the Corporation on the date of execution of this agreement.

     4. Restrictions With Respect to Payment. If, at the time any payment is due on the Promissory Note, the Corporation does not have suffieient retained earnings, or cannot otherwise meet the tests prescribed by the California Corporations Code (Section 500, et seq.) with respect to such payment, the Corporation shall take all reasonable actions to enable the Corporation to make such payment under the terms of such applicable code sections. If, notwithstanding such efforts, such payment cannot be made in its entirety, then partial payment shall be made to the extent allowable by the California Corporations Code. If the payment not made is a principal payment, then such non-payment shall not constitute a default under the Promissory Note and payment of such principal balance shall be deferred until the earlier of the date that the applicable provisions of the California Corporations Code can be met with respect to said deferred payment or the date of the next regularly scheduled

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principal payment. If the Corporation is unable to make both the regularly scheduled principal payment and the deferred principal payment when due, then such non-payment shall be deemed a default under the terms of the Promissory Note.

     5. Approval. The Corporation shall obtain approval from Corporation's lenders for the redemption provided for herein. The Promissory Note and the Corporation's obligations to pay thereunder shall at all times be subject to, and subordinate to, any terms and conditions of payment imposed by said lenders. Provided, however, that no new and additional restrictions shall be imposed after the Closing Date, which restrictions are not first agreed to in writing by Seller.

     6. Issuance of Additional Shares or Sale of Shares.

          A. If(a) the Corporation issues any additional shares, such that the remaining outstanding shares of Jethren Phillips, immediately after such new issuance, constitute 20% or less of the outstanding shares of the Corporation or
(b) Jethren Phillips, the sole remaining shareholder of the Corporation, sells, transfers or otherwise disposes of 80% or more of his shares of the corporation, then in that event, all sums due under the Promissory Note and under the Guaranty issued by Jethren Phillips shall become immediately due and payable.

          B. In the event that Jethren Phillips and/or the Corporation sell, transfer or issue shares of the Corporation such that, after such transaction, Jethren Phillips' ownership of the outstanding shares of the Corporation (excluding those shares sold hereunder) constitutes 50% or less of the outstanding shares of the Corporation, then in that event, a sum equal to 50% of the net after tax proceeds of such transaction received by Jethren Phillips andlor the Corporation, shall be paid as against the sums due under the Promissory Note. Such payments shall be applied to the principal balance of the Note, but shall not otherwise alter the payment schedule thereunder except to

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the extent that such principal application results in the principal obligation being paid off, in full, under the payment schedule at an earlier date.

          C. In the event that Jethren Phillips individually, sells shares of the Corporation prior to the first payment being made on the Promissory Note, then in that event a sum equal to 40% of the net after tax proceeds of such transaction received by Jethren Phillips shall be paid as against the sums due under the Promissory Note up to the full amount of the first payment due totaling $621,716.

          D. In the event that the Corporation issues additional shares prior to the time that the first principal payment is made under the Promissory Note, then in that event, the lesser of the amount of said first principal payment or 25% of the net proceeds of said issuance shall be immediately paid to Seller in satisfaction of the obligation for such first principal payment under the Promissory Note.

          E. In the event any other issuance of shares by the Corporation in circumstances other than as expressly provided for, in subsections A, B, C or D have there shall be a.principal pay down on the Promissory Note of a sum as follows:

     Number of new shares issued +/- total numbers of shares outstanding including shares pledged and newly issued shares x total consideration received for shares issued. Such principal payment shall be applied against, and be prepayment of, principal installments due under said Note.

          F. At least 15 days prior to the issuance of any additional shares pursuant to the terms of this paragraph 6, Corporation shall provide written notice to Seller of intent to issue such shares. Such notice shall include all documentation relating to the issuance of the additionaishares including, but not limited to, the total consideration to be received on account of such shares. Notice shall be given by personal delivery or by courier delivery (such as Federal Express) and shall be deemed completed 24 hours following the date of delivery to said courier service.

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     7. General Release - Resignation. At Closing, the Corporation shall deliver to Seller an unconditional general release and the Seller shall deliver to the Corporation a general release which excepts therefrom the Corporation's obligations hereunder. Seller shall also submit a resignation, if applicable, as an officer and director of the Corporation.

     8. Representations of Seller. The Seller represents and warrants that she is the owner, free and clear of any encumbrances, of all of the shares in the Corporation sold and delivered by her hereunder.

     Seller is not aware of, nor has Seller incurred, any obligation in the name of the Corporation other than in the ordinary course of business and as disclosed on the financial books and records of the Corporation.

     9. Representations of the Corporation. Corporation represents and warrants that the execution and delivery of this Agreement by it has been duly authorized by proper corporate action, that the Promissory Note delivered by it to the Seller constitutes a valid binding and enforceable obligation ofthe Corporation in accordance with its terms and that the Corporation presently complies with all provisions of the California Corporation's Code in conjunction with the redemption called for hereunder.

     10. Closing. This agreement shall be in effect for a period of one year from its date of execution and shall be of no force and effect after such one year period unless, during such one year period, either Jethren Phillips or Debora Phillips shall file an action for dissolution of their marriage in a court of competentjurisdiction. If such action is filed then the terms and conditions of this agreement shall control all issues of value and disposition of the 5,000 shares covered by this agreement and the terms of this agreement shall be incorporated into any Marital Settlement Agreement or court order dealing with division of property. In the event such action for Dissolution of Marriage shall be dismissed, this agreement shall be of no further force and effect.

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     Nothing contained in this Agreement, nor any actions taken hereunder, shall in any way change the character of any property of the parties as between separate or community nor shall any payments made or actions taken affect in any way any marital property rights, including the right to support, that the parties may otherwise have.

     Closing shall be at the offices of Abbey, Weitzenberg, Kelly, Nadler, Hoffman & Emery, 1105 North Dutton Avenue, Santa Rosa, California, not later than 180 days from the filing date of such Dissolution of Marriage action ("Closing Date").

     11. Adjustments for Taxes. It is contemplated between the parties to this Agreement that this redemption shall not be a taxable event for federal or California state income tax purposes. If at any time it shall be determined that a liability exists on the part of Seller for the payment of state or federal income taxes due to payments received pursuant to this Redemption Agreement, then in addition to the amount to be paid under the Promissory Note, the Corporation shall pay to Seller, in cash, an amount equal to any such additional state and/or federal income tax imposed on the payments made hereunder. Said payment shall be made within 60 days of assessment by such taxing entity of such additional tax due upon Seller. In the event the Corporation desires to contest the validity of such assessment, Corporation may do so at its sole cost and expense, and Seller agrees to cooperate in all reasonable respects in pursuing such process. During any such contest or appeal, Corporation shall either arrange for a stay of enforcement of any tax assessed or pay such assessed tax but in the event of success on such appeal shall be entitled to a refund of any such tax paid. The sums to be paid pursuant to this provision shall include all interest and penalties, if any, imposed in such assessment.

     12. Bonus Payment. After payment of all sums due under the Promissory Note, without the claim for taxes by any taxing agency occasioned thereby, Seller shall also be entitled, in addition to all other sums called for under the

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Promissory Note or under this Agreement, to a bonus payment of S306,642.00. Such contingent payment without interest, shall be payable, in cash, and shall be due December 31 of the fourth calendar year following the year in which the State and Federal Income Tax returns which reflect the last payment made under the Promissory Note or under this Agreement. By way of example, if the last payment is made in 2002 and the tax return reflecting such payment, after extension, is filed October 15, 2003, then the payment will be due December 31, 2007.

     13. Arbitration. Any controversy under this Agreement shall be settled by arbitration under the Commercial Rules of the American Arbitration Association to be administered through the San Francisco, California office. Any arbitration will be held in Sonoma County, California.

     14. Modification. This Agreement may not be modified or terminated orally and no modification or termination, shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

     15. Binding Effect. This Agreement shall be bind and inure to the benefit of the parties hereto, their personal representatives, successors and assigns.

     16. Entire Agreement. This Agreement supersedes all prior agreements between the parties relating to this subject matter, provided, however, that this Agreement is entered into in conditioned upon dissolution of marriage proceedings between Jethren Phillips and Debora Phillips and it is further contemplated that this Agreement, either in this form or, in substance, will be incorporated into a Marital Settlement Agreement or other orders of the court in conjunction with said dissolution of marriage proceeding.

     17. California Law. This Agreement shall be construed in accordance with the laws of the State of California.

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     18. Attorneys Fees. In the event of litigation or arbitration to interpret or enforce the terms of this Agreement, the prevailing party will be entitled to their reasonable attorneys' fees and costs.

     19. Obligations of Corporation.

         (a) So long as the Promissory Note remains outstanding, Seller shall receive, at least quarterly, financial statements of Corporation.

         (b) Corporation shall indemnify, defend and hold Seller harmless from all debts, claims or liabilities arising from the transaction of business affairs by Corporation.

         (c) Seller shall be removed from all corporate obligations and guarantees of corporate obligations, except for S.B.A. guarantees if not possible, provided however that all efforts will be made to attempt such removal from the S.B.A. guarantee. Corporation agrees to indemnify, defend and hold Seller harmless (including attorneys' fees) from any claim arising from any corporate obligations and/or guarantees of corporate obligations.

     Executed this 1st day of November, l996, at Santa Rosa, California

                                            SPECTRUM NATURALS, INC.,
                                            a California corporation


                                            By:  /s/  Jethren Phillips
                                               --------------------------------
                                                      Jethren Phillips

                                                       "Corporation"






                                            By:  /s/  Debora Bainbridge Phillips
                                               ---------------------------------
                                                      Debora Bainbridge Phillips

                                                         "Seller"


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